UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2013 (December 27, 2013)

STARBOARD RESOURCES INC
(Exact name of registrant as specified in its charter)

Delaware	000-1554970	45-2450439
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

300 E. Sonterra Blvd, Suite 1220 San Antonio, Texas	78258
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (210) 999-5400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

As previously disclosed in Starboard Reources, Inc.’s (“Starboard”) Form 8-K dated December 19, 2013, on December 17, 2013, the Connecticut Banking Commissioner, Howard F. Pitkin, issued an “Order to Cease and Desist, Notice of Intent to Fine and Notice of Right to Hearing” against Giddings Oil & Gas LP, Asym Energy Fund III LP, Hunton Oil Partners and others for violations of the anti-fraud and securities registration provisions of the Connecticut Uniform Securities Act.  These respondents collectively own 77.9382% of our shareholder voting interest.  Further, two of the respondents, Giddings Oil & Gas LP and Asym Energy Fund II LP each exceed the 20% voting interest threshold stated in SEC Rule 506(d).

Also, as previously disclosed in our Form 8-K dated December 19, 2013, the order, when it becomes final, would disqualify Starboard pursuant to SEC Rule 506(d)(1) from using the SEC Rule 506 private offering exemption safe harbor because the listed respondents collectively own 77.9382% of our shareholder voting interest.  Further, two of the respondents, Giddings Oil & Gas LP and Asym Energy Fund II LP, each exceed the 20% voting interest threshold stated in SEC Rule 506(d)(1).  Accordingly, Starboard asked the staff of the Securities and Business Investments Division of the Connecticut Department of Banking for a waiver of the disqualification provisions of SEC Rule 506(d)(1) pursuant to SEC Rule 506(d)(2)(iii).

The Securities and Business Investments Division of the Connecticut Department of Banking denied Starboard’s request for a waiver of the SEC Rule 506(d)(1) disqualification because the referenced order is not a final order.  Consequently, there is currently no final order for which to provide a waiver of the SEC Rule 506(d)(1) disqualification and Starboard is not currently disqualified from using the SEC Rule 506 private offering safe harbor.  Starboard anticipates making a second request to waive the SEC Rule 506(d)(1) disqualification if and when there is a final order from the Connecticut Banking Commissioner in the referenced matter relating to Giddings Oil & Gas LP or Asym Energy Fund III LP.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Starboard Resources, Inc.

Date: December 27, 2013	By:	/s/ Michael Pawelek
Michael Pawelek
Chief Executive Officer